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                                                                     EXHIBIT 5.1
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM



                                 August 16, 1999


LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, CA  95035

        RE:    LSI LOGIC CORPORATION -- REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3, including Amendment No. 1 thereto (the "Registration Statement"), filed by LSI Logic Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's senior and subordinated debt securities (the "Debt Securities") and shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), with an aggregate offering price of up to $600,000,000 or the equivalent thereof. The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities are to be issued pursuant to a Senior Debt Securities Indenture and a Subordinated Debt Securities Indenture, which have been filed as exhibits to the Registration Statement (the "Indentures") and are to be entered into between the Company and State Street Bank and Trust Company of California, N.A. (the "Trustee"). The Debt Securities and shares of Common Stock are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement"), in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.

        We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that:



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LSI Logic Corporation
August 16, 1999
Page 2


        1. The issuance of the Debt Securities has been duly authorized by appropriate corporate action. The Debt Securities, in the forms set forth in the Indentures filed as exhibits to the Registration Statement, when duly completed, executed, authenticated and delivered in accordance with the Indentures and sold pursuant to an appropriate Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, will be legal, valid and binding obligations of the Company, entitled to the benefits of such Indentures.

        2. The issuance of the shares of Common Stock has been duly authorized by appropriate corporate action . The shares of Common Stock, duly issued, sold and delivered in accordance with an appropriate Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, will be legally issued, fully paid and nonassessable.

        Our opinion that any document is legal, valid and binding is qualified as to:

                (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; and

                (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Sincerely,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation


                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.
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